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
                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (In Thousands)


                                                   1995        1994        1993
                                                  ------      ------      ------
Weighted average shares of
common stock outstanding:

Balance outstanding - beginning of year .....      7,656       7,605       7,536

Weighted average shares
issued during the year ......................         51          39          28

Weighted average shares of
treasury stock acquired .....................        (23)         (3)       --

Incremental shares of common stock
outstanding giving effect to stock
options .....................................        384         351         404
                                                  ------      ------      ------


Weighted balance - end of year ..............      8,068       7,992       7,968
                                                  ======      ======      ======
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